Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Previews First Quarter Results

Raises 2015 Guidance

Nashville, Tenn., April 15, 2015 – HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the first quarter ended March 31, 2015. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the first quarter of 2015 will be approximately $9.675 billion compared to $8.832 billion in the first quarter of 2014. Income before income taxes for the first quarter is expected to approximate $1.075 billion compared to $680 million in the prior year period. Net income per diluted share for the first quarter of 2015 is expected to be approximately $1.35 per diluted share compared to $0.76 for the first quarter of 2014. Adjusted EBITDA for the first quarter is expected to be approximately $1.960 billion compared to $1.644 billion in the previous year’s first quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling expected income before income taxes to Adjusted EBITDA is included in this release.

“We are very pleased with the results of the first quarter. The majority of the first quarter performance was driven by continued favorable volume and payor trends in our core operations,” stated R. Milton Johnson, Chairman and Chief Executive Officer.

Same facility admissions for the first quarter of 2015 increased 5.1 percent, while same facility equivalent admissions increased 6.8 percent. Same facility emergency room visits increased 11.5 percent from the prior year’s first quarter.

Same facility revenue per equivalent admission is expected to increase approximately 1.6 percent in the first quarter of 2015 compared to the prior year’s first quarter.

2015 Guidance

Today, HCA is updating its guidance ranges for 2015:

	February 2015 Guidance	Revised 2015 Guidance
Revenues	$38.5 - $39.5 billion	$39.0 - $40.0 billion
Adjusted EBITDA	$7.35 - $7.65 billion	$7.55 - $7.85 billion
Adjusted EPS (diluted)	$4.55 - $4.95	$4.90 - $5.30
Capital Expenditures	Approximately $2.4 billion	unchanged

The Company’s revised 2015 guidance contains a number of assumptions that remain unchanged from its February 2015 guidance, including:

•	The Company estimates approximately 6 to 7 percent of Adjusted EBITDA is attributable to the Patient Protection and Affordable Care Act (Health Reform Law);

•	EHR incentive income of $40-$50 million and EHR expenses in a range of $30-$40 million, as compared to EHR incentive income of $125 million and EHR expenses of $112 million in 2014;

•	An increase in share-based compensation expense to approximately $224 million from $163 million in 2014;

•	2015 guidance excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets; and

•	2015 guidance does not include any anticipated contribution in 2015 from certain items which positively impacted 2014 Adjusted EBITDA, including: (i) a $142 million increase to Medicaid revenues reflecting payments in excess of our estimates for the indigent care component of the Texas Medicaid Waiver Program for the program year ended September 30, 2013, and recorded in the 2nd quarter of 2014, (ii) $70 million less of Medicaid revenues related to the Texas Medicaid Waiver Program and (iii) $90 million in Medicare revenues recorded in 3Q 2014 in settlement for certain claims denied by Recovery Audit Contractors (“RAC”).

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

HCA anticipates reporting its complete financial results for the first quarter of 2015 on, or about, May 5, 2015.

The Company is scheduled to present Thursday, May 7, 2015, at 10:00 am (EDT) at the Deutsche Bank Health Care Conference held at The InterContinental Hotel in Boston, MA. A link to the live audio webcast is available and copies of the related presentation materials will be available at the Investor Relations section of the Company’s website, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical or current facts and are subject to finalization of the Company’s first quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), possible delays in or complications related to implementation of the Health Reform Law, court challenges, the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, including Ebola; (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or

Medicaid incentive payments, and (22) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Operating Results Summary

(Dollars in millions)

	First Quarter
	2015	2014
	(Preliminary Estimates)
Income before income taxes	$1,075	$680
Depreciation and amortization	474	447
Interest expense	420	460
Gains on sales of facilities	(9)	(21)
Legal claim costs	—	78

Adjusted EBITDA (a)	$1,960	$1,644

(a)	Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe that Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (GAAP income before income taxes) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods of the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and legal claim costs will occur in future periods, but the amounts recognized can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to income before income taxes as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.